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                                                                   EXHIBIT 10.18


                                    LEASE OF

                      NATIONAL FIRE PROTECTION ASSOCIATION

                              HEADQUARTERS BUILDING

                          BATTERYMARCH PARK, QUINCY, MA


                                TABLE OF CONTENTS


       ARTICLE
       NUMBER                         CAPTION                               PAGE

        I.             BASIC LEASE PROVISIONS                                  3

        II.            PREMISES AND APPURTENANT RIGHTS                         5

        III.           BASIC RENT                                              7

        IV.            TERM OF LEASE                                           8

        V.             USE OF PREMISES                                         8

        VI.            ASSIGNMENT AND SUBLETTING                              10

        VII.           RESPONSIBILITY FOR REPAIRS AND CONDITIONS
                       OF PREMISES:  SERVICES TO BE                           11
                       FURNISHED BY LANDLORD

        VIII.          REAL ESTATE TAXES                                      15

        IX.            OPERATING EXPENSES                                     16

        X.             INDEMNITY AND PUBLIC LIABILITY INSURANCE               17

        XI.            LANDLORD'S ACCESS TO PREMISES                          18

        XII.           FIRE, EMINENT DOMAIN, ETC.                             19

        XIII.          DEFAULT                                                20

        XIV.           MISCELLANEOUS PROVISIONS                               23


                       14.1     Extra Hazardous Use                           23
                       14.2     Waiver                                        23
                       14.3     Covenant of Quiet Enjoyment                   24


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                       14.4     Landlord's Liability                          24
                       14.5     Notice to Mortgagee                           24
                       14.6     Assignment of Rents and Transfer of Title     25
                       14.7     Rules and Regulations                         25
                       14.8     Additional Charges                            26
                       14.9     Invalidity of Particular Provisions           26
                       14.10    Provisions Binding, Etc.                      26
                       14.11    Recording                                     26
                       14.12    Notices                                       26
                       14.13    When Lease Becomes Binding                    27
                       14.14    Paragraph Headings                            27
                       14.15    Rights of Mortgagee                           27
                       14.16    Status Report                                 27
                       14.17    Security Deposit                              27
                       14.18    Remedying Defaults                            27
                       14.19    Holding Over                                  28
                       14.20    Waiver of Subrogation                         28
                       14.21    Surrender of Premises                         28
                       14.22    Brokerage                                     29
                       14.23    Substitute Space                              29
                       14.24    First Right of Refusal                        29
                       14.25    Exhibits                                      29
                       14.26    Governing Law                                 29


         XV.           OPTION TO EXTEND                                       29


EXHIBIT D                   RULES AND REGULATIONS
EXHIBIT OC                  OPERATING COSTS
EXHIBIT CS                  CLEANING SPECIFICATIONS
EXHIBIT FP                  FLOOR PLAN


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                                 Lease Agreement


         THIS INSTRUMENT IS A LEASE, dated as of ____________________________, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the "Building") known as the National Fire Protection Association Headquarters Building located in Batterymarch Park, Quincy, MA. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1      INTRODUCTION

         The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed. This Lease supersedes and upon occupancy hereunder, cancels a lease between the parties dated February 1, 1991.

1.2      BASIC DATA

         Landlord:  National Fire Protection Association (NFPA)

         Landlord's Original Address:  One Batterymarch Park, Quincy, MA 02269
         Attention: John E. Saxon.

         Tenant:  Atlantic Data Services, Inc.

         Tenant's Original Address:  One Batterymarch Park, Quincy, MA

         Guarantor:  N/A

         Basic Rent: $18.50 per square foot of the Premises Rentable Area per annum as the same may be adjusted and/or abated pursuant to Sections 2.3, 3.2, 3.3 and 12.1.

         Premises Rentable Area: 21,192 rentable square feet (subject to adjustment pursuant to Section 2.3) located on the Third floor of the Building as measured in accordance with the Measurement Method.

         Permitted Uses: Administrative offices, clerical offices, non-retail sales and statistical offices.

         Escalation Factor: 14.98 as computed in accordance with the Escalation Factor Computation.

         Construction Completion Date:  N/A


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         Plan Approval Date:

         Initial Term: Five (5) years commencing on April 1, 1995 and expiring at the close of the day immediately preceding the Fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

         Security Deposit:  none

         Base Operating Expenses:  Actual 1995 Operating Expenses

         Base Taxes:  Actual Fiscal Year 1995 Real Estate Taxes

         Public Liability Insurance: 500,000 per occurrence (combined single limit) for property damage, personal injury or death.

         Usable Floor Area:  Premises Rentable Area multiplied by 82%.

1.3      ADDITIONAL DEFINITIONS

         Agent:

         Building Rentable Area: 152,096 square feet measured in accordance with the Measurement Method.

         Business Days: All days except Sunday, New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that Landlord presently or in the future recognizes as holidays for Landlord's general office staff.

         Commencement Date:  As defined in Section 4.1.

         Default of Tenant:  As defined in Section 13.1.

         Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

         Escalation Factor: Computation: Premises Rentable Area divided by 93% of Building Rentable Area.

         Landlord's Work:  As defined in Section 4.2.

         Measurement Method: "Standard Method of Floor Measurement for Office Buildings," effective April 16, 1968, approved by the Real Estate Board of New York, Inc. Without


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         limitation, such computation includes common areas of the Building notwithstanding the fact that such common areas are not contained within the Premises.

         Operating Expenses:  As determined in accordance with Section 9.1.

         Operating Year: As defined in Section 9.1.

         Premises: A portion of the Building as shown on Exhibit FP annexed hereto.

         Property: The Building and the land parcels on which it is located (including adjacent sidewalks).

         Tax Year:  As defined in Section 8.1.

         Taxes:  As determined in accordance with Section 8.1.

         Tenant's Delay:  As defined in Section 4.2.

         Tenant's Plans:  As defined in Section 4.2.

         Tenant's Removable Property:  As defined in Section 5.2.

         Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

2.1      LEASE OF PREMISES

         Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2      APPURTENANT RIGHTS AND RESERVATIONS

         a. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used. The Premises shall be designated a non-smoking area and Tenant will comply with Building regulations regarding non-smoking areas. Tenant will be permitted to rent conference facilities in the Building so long as such are available


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                  and subject to the Landlord's then prevailing rules,
                  regulations and fees, which the Landlord may change from time to time without notice.

         b. Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

2.3      ADJUSTMENT TO PREMISES RENTABLE AREA

         a. Either party hereto, not later than sixty (60) days after the Commencement Date, may request that an exact measurement of the Premises be made in accordance with the Measurement Method. Such measurement shall be made by Fuller Associates (or other architect or engineer acceptable to both parties) at the cost and expense of the requesting party.

         b. If the Premises Rentable Area as so measured is more than 102% or less than 98% of Premises Rentable Area as set forth in
                  Section 1.2:

                  i. Basic Rent shall, retroactively to the Commencement Date, be recomputed by multiplying the Basic Rent set forth in Section 1.2 by a fraction, the numerator of which shall be premises Rentable Area as determined by such measurement and the denominator of which shall be the Premises Rentable Area set forth in
                           Section 1.2: and

                  ii. The Escalation Factor shall be recomputed to be the percentage determined by dividing the Premises Rentable Area as determined by such measurement by 93% of Building Rentable Area.

                  Any payment due either party as a result of such recomputations shall, if due from Tenant, be paid within fifteen (15) days of such recomputation, or if due from Landlord, be credited against the first amounts of Basic Rent due after such recomputation.

         c.       If:

                  i. Neither Landlord nor Tenant requests any adjustment as herein provided within the time limit prescribed, or


                  ii. Such adjustment is requested, but the Premises Rentable Area as so measured is between 98% and 102% of the Premises Rentable Area set


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                           forth in Section 1.2, then Landlord and Tenant shall
                           be deemed to have consented to such Premises Rentable Areas as set forth in Section 1.2 and shall be deemed to have waived any and all right to any adjustment or adjustments pursuant to the provisions of this Section.

         d. In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premises Rentable Area, Basic Rent and Escalation Factor.

                                   ARTICLE III

                                   BASIC RENT

3.1      BASIC RENT

         a. Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

         b. Basic Rent for any partial month shall be prorated on a daily basis, and if the Term of this Lease commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the Commencement Date to the last day of the month in which such Date occurs plus the installment of Basic Rent for the succeeding calendar month. In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid when due.

3.2      ADJUSTMENT

         Effective as of the second and each subsequent anniversary of the Commencement Date thereafter, the Basic Rent shall be a sum computed by adding to the Basic Rent less Base Operating Expenses (rentable sq. ft.) and Base Taxes (rentable sq. ft.) set forth in Section 1.2 an amount determined by multiplying such Basic Rent by 33 1/3% of the percentage increase in the United States Department of Labor Consumer Price Index, Boston, for Urban Consumers (CPI-U), all item (1967 = 100) between the point at which such Index stood when last published prior to the Commencement Date and the point at which such Index stood when last published prior to the second and each subsequent anniversary of the Commencement Date thereafter. If such Index is discontinued, its successor shall be used and if there is no successor, an index designated by Landlord shall be used.


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                                   ARTICLE IV

                                  TERM OF LEASE

4.1      COMMENCEMENT DATE

         The Commencement Date shall be April 1, 1995.

4.2      PREPARATION OF THE PREMISES

         Item Deleted

4.3      TENANT ALLOWANCE

         Landlord will provide Tenant with a tenant allowance of $105,960 for interior improvements, which improvements are only to be undertaken in conformance with the provisions of Section 5.2 and any other applicable sections hereof.

                                    ARTICLE V

                                 USE OF PREMISES

5.1      PERMITTED USE

         a. Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

         b. Tenant agrees to conform to the following provisions during the Term of this Lease:

                  i. Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  ii. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant's name and the location of the Premises in the Building.

                  iii. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;


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                  iv.      Tenant shall not operate any cooking apparatus
                           (except for coffee making equipment), or locate any vending machines, in the Premises; and

                  v. Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

5.2      INSTALLATIONS AND ALTERATIONS BY TENANT

         a. Tenant shall make no alterations, additions, (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall:

                  i. Be performed in a good and workmanlike manner and in compliance with all applicable laws;

                  ii. Be made only by contractors or mechanics approved by Landlord;

                  iii. Be made at Tenant's sole expense and at such times and in such manner as Landlord may from time td time designate; and

                  iv. Become part of the Premises and the property of Landlord. Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

         b. All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the Property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

         c. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.


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                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1      PROHIBITION

         a. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting (except to another tenant in the Building or other buildings owned by Landlord or its beneficiaries), will not be unreasonably withheld. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to a subsidiary wholly-owned by Tenant, a controlling corporation (which owns all of the outstanding stock of Tenant, or any other corporation, the stock in which is wholly-owned by the stockholders of Tenant. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assigned agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

         b. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other changes herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

6.2      EXCESS PAYMENTS

         If:

                  i. The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of


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                           the area of such space to the entire Premises) plus
                           actual out-of-pocket expenses incurred by Tenant in connection with Tenant's subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant, Tenant shall pay to Landlord, as an additional charge, 75% of such excess, monthly as received by Tenant; or

                  ii. Any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee, Tenant shall pay to Landlord, as an additional charge, 75% of such excess when received by Tenant.

6.3      TERMINATION

         Notwithstanding any other provision of this Article VI, if Tenant shall intend to assign this Lease or intend (except with respect to subletting described in the second sentence of Paragraph a. of this
         Section 6.1) to enter into a sublease which, together with any other subleases then in effect, cover more than 50% of Premises Rentable Area, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such subletting or assignment whereupon this Lease shall terminate thirty (30) days after the giving of such notice by Landlord with the same force and effect as if such date where the date originally established as the expiration date hereof.

                                   ARTICLE VII
             RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD

7.1      LANDLORD REPAIRS

         a. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

         b. Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to continence to make such repairs within a


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                  reasonable time after receipt of such notice, or fails to
                  proceed with reasonable diligence to complete such repairs.

7.2      TENANT'S AGREEMENT

         a. Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant's independent contractors, or Tenant's invitees.

         b. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge.

7.3      FLOOR LOAD - HEAVY MACHINERY

         a. Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of Usable Floor Area. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

         b. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord

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                  harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4      BUILDING SERVICES

         a. Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (except on Saturdays only from 9:00 a.m. to 1:00 p.m.), furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Usable Floor Area and an electrical load not exceeding 3.0 watts per square foot of Usable Floor Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

         b.       Landlord shall also provide:

                  i. Hot water for lavatory purposes and cold water (at temperatures supplied by the City of Quincy) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may asses a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge. All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant's sole cost and expense.


                  ii. Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Schedule CS attached hereto.


                  iii. Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building.

7.5      ELECTRICITY

         a. Landlord shall supply electricity to the Premises to supply a requirement not to exceed 3.0 watts per square foot of Usable Floor Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts. For all original fluorescent tubes within the Premises all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than typewriters, pencil sharpeners, adding machines, hand-held or desk-top calculators and dictaphones.

         b. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in Paragraph a., in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as additional charges.

         c. Landlord shall have the right to discontinue furnishing electric power to the Premises at any time upon not less than thirty (30) days' notice to Tenant provided Landlord shall first have arranged for the supply of power for Tenant's use to be provided to the Premises by the public utility company furnishing electric service to the Building and shall, at Landlord's expense, separately meter the Premises. If Landlord exercises such right, from and after the effective date of such termination, Landlord shall not be obligated to furnish electricity to the Premises, and

                  i. The Basic Rent shall be reduced by the product of ninety cents ($.90) multiplied by Premises Rentable Area;

                  ii.      Base Operating Expenses shall be reduced to $610,000;
                           and

                  iii. In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

                                  ARTICLE VIII

                                REAL ESTATE TAXES

8.1      PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES

         a. For the purposes of this Article, the term "Tax Year" shall mean the twelve (12) month period commencing on the July 1 immediately preceding the Commencement Date and each twelve
                  (12) month period thereafter during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year.

         b. In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, and amount equal to:

                  i.       The excess of Taxes over Base Taxes, multiplied by,

                  ii. The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

         c. Estimated payments by Tenant on account of real estate taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year. Promptly after receipt by Landlord of bills for such taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofor made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofor made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by -Tenant of any payments due on account of such taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.


8.2      ABATEMENT

         If Landlord shall receive any tax refund or reimbursement of taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the

         Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate tax increases for such Year pursuant to Paragraph b. of Section 8.1 or to receive any payment if Taxes for any Tax Year are less than Base Taxes. No refund shall be due to the Tenant if the basis for the refund or reimbursement shall be the tax free status of the Landlord.

8.3      ALTERNATE TAXES

         a. If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

         b. If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant. Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                                   ARTICLE IX

                               OPERATING EXPENSES

9.1      DEFINITIONS

         For the purposes of this Article, the following terms shall have the following respective meanings:

         Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

         Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 93% of the building rentable area was occupied by Tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have incurred if the building were 93% occupied for such Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

9.2      TENANT'S PAYMENT

         a. In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

                  i. The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,

                  ii. The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

         b. Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments (if any) on account of Operating Expenses for the preceding Operating Year. Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify the accuracy thereof. If estimated payments theretofor made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofor made on account thereof for such Year, Tenant shall make payment to Landlord within ten (10) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1     TENANT'S INDEMNITY

         To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant or Tenant's contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

10.2     PUBLIC LIABILITY INSURANCE

         Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the premises, a policy of general liability and property damage insurance under which Landlord (and such other persons are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord and Landlord's said designees without twenty (20) days prior notice to Landlord and shall be in at least the amounts of the Public Liability Insurance specified in Section 1.2, and a duplicate original or certificate thereof evidencing broad form contractual liability, independent contractor's hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.

10.3     TENANT'S RISK

         To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4     INJURY CAUSED BY THIRD PARTIES

         To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

11.1     LANDLORD'S RIGHTS

         Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgages, purchasers or tenants of any part of the Property.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1     ABATEMENT OF RENT

         If the Premises shall be damaged by fire, casualty or other material defect in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2     LANDLORD'S RIGHT OF TERMINATION

         If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3     RESTORATION

         If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in Section 12.2 (which six (6) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as to extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4     AWARD

         Landlord shall have and hereby reserves and excepts, and Tenant hereby warrants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1     TENANT'S DEFAULT

         a. If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  i. Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for three (3) full Business Days after notice to Tenant from Landlord; or

                  ii. Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  iii. Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  iv. Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  v. A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
                           (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

                  vi.      Then in any such case:

                           (1) If such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and

                           (2) If such Default of Tenant shall occur after the commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L.A. c. 186, K), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         b. If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of Notice if intention to re-enter or to institute legal proceedings to that end.

         c. In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises. after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

         d. At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of real estate taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained in effect, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

         e. In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

                  i. Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

                  ii. May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event to be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         f. If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in Paragraphs a.iv or a.v of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

         g. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         h. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2     LANDLORD'S DEFAULT

         Landlord shall in no event be in Default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1     EXTRA HAZARDOUS USE

         Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2     WAIVER

         a. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         b. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3     COVENANT OF QUIET ENJOYMENT

         Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4     LANDLORD'S LIABILITY

         a. Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         b. With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

         c. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

14.5     NOTICE TO MORTGAGEE

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

14.6     ASSIGNMENT OF RENTS AND TRANSFER OF TITLES

         a. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

         b. In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         c. Except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved form the performance and observance of all covenants and obligations hereunder.

         d. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant's performance of this Lease.

14.7     RULES AND REGULATIONS

         Tenant shall abide by rules and regulations established by Landlord from time to time. It being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.

14.8     ADDITIONAL CHARGES

         If Tenant shall fail to pay when due any sum under this Lease designated as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9     INVALIDITY OF PARTICULAR PROVISIONS

         If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10    PROVISIONS BINDING, ETC.

         Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of
         Article VI hereof.

14.11    RECORDING

         Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12    NOTICES

         Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid:

         If Intended for Landlord:

         Address to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

         If Intended for Tenant:

         Address to Tenant at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

         All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13    WHEN LEASE BECOMES BINDING

         The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14    PARAGRAPH HEADINGS

         The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15    RIGHTS OF MORTGAGEE

         This Lease shall be subordinate to any mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage shall so elect. Tenant agrees to execute such instruments of Subordination in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination agreement upon default of Tenant in complying with such holder's request.

14.16    STATUS REPORT

         Recognizing that both parties may find it necessary to establish third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent of which) each party is in compliance with its obligations under the terms of this Lease.

14.17    SECURITY DEPOSIT

         No security deposit is required under this lease.

14.18    REMEDYING DEFAULTS

         Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to

         Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment as Basic Rent, Escalation Charges or other sums payable herewith not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event less than 18% per annum) from the due date thereof, forthwith upon demand by Landlord.

14.19    HOLDING OVER

         Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the Basic Rent plus Escalation Charges and other charges therein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20    WAIVER OF SUBROGATION

         Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

14.21    SURRENDER OF PREMISES

         Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy pursuant to Article IV; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22    BROKERAGE

         Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease and, in the event of any brokerage makes claim against Landlord predicated upon dealings with Tenant in consummation hereof, Tenant agrees to defend the same and indemnify Landlord against any such claim.

14.23    SUBSTITUTE SPACE

         Item deleted.

14.24    RIGHT OF FIRST REFUSAL

         Provided that at the time of exercise there exists no Default of Tenant and that this Lease is still in full force and effect, the Tenant shall have a first right of refusal to lease under the terms hereof, for a term coincident with this lease, any tenant space which shall become available on the third floor of the Building. In order to exercise this right, Landlord shall notify tenant in writing of the availability or imminent availability of the space and Tenant shall within thirty days of such notice agree to add the available space to its leasehold pursuant to the terms hereof. If the tenant fails to add the space within the said thirty days, the tenant shall have no further rights in regards that particular space.

14.25    EXHIBITS

         Exhibits OC, CS, and FP attached hereto are hereby incorporated by reference as fully as if set forth herein in full.

14.26    GOVERNING LAW

         This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

                                   ARTICLE XV

                                OPTION TO EXTEND

15.1     TENANT'S OPTION

         Provided that at the time of exercise there exists no Default of Tenant and that this Lease is still in full force and effect, Tenant shall have the right and option to extend the Term of this Lease of one extended term of five years (the Extended Term) commencing on the day immediately succeeding the expiration date of the Initial Term and ending at the close of the day on the last day of the sixtieth calendar month thereafter. Tenant shall exercise such option to extend by giving written notice to Landlord not later than nine months prior to the expiration of the Initial Term. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term and no instrument of renewal need to be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the Initial Term and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease except that the provisions of the Section 15.1 shall not be applicable and Basic Rent shall be as determined pursuant to paragraph 15.2 hereof.

15.2     EXTENDED TERM RENT

         The Basic Rent for the Extended Term shall be the greater of:

         a. The fair market rental value of the Premises as of the commencement of the Extended Term, determined without regard to Tenant's right to extend, as agreed by the parties; or

         b. A sum computed by adding to the Basic Rent during, the Initial Term and amount determined by multiplying such Basic Rent by 33 1/3% of the percentage increase in the United States Department of Labor Consumer Price Index, Boston, for Urban Consumers (CPI-U), all items (1967=100) between the point at which such Index stood when last published prior to the Commencement Date and the point at which such Index stood when last published prior to the first day of the Extended Term. In the event that Landlord and Tenant are unable to agree on a fair-market rental value at least three (3) months prior to the commencement of the Extended Term, such value shall be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, except that there shall be only one arbitrator and such arbitrator shall have at least ten (10) years' experience as a real estate broker or appraiser in the Boston area. If such Index is discontinued its successor shall be used and if there is no successor, an index designated by Landlord shall be used.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD                                         TENANT

NATIONAL FIRE PROTECTION ASSOCIATION


By:  /s/ James M. Shannon                        By:   /s/ William H. Gallagher
    ------------------------------------            ----------------------------
Title: Vice President and General Counsel        Title:   President


                                                 By:    /s/ Susan L. Gorman
                                                    ----------------------------
                                                 Title:   Treasurer

                                   EXHIBIT OC

                      ITEMS INCLUDED IN OPERATING EXPENSES

         Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, materials and supplies furnished to the building or tenants thereof or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties and of establishment of reasonable reserves relating to operation and maintenance of the Property.

4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgages in the Quincy area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6. If, during the Term of this Lease, Landlord shall make a capital expenditure which is not otherwise properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year during the useful life of the capital expenditure the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Tenants.

8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Initiated for Identification


LANDLORD:    /s/ James M. Shannon              TENANT: /s/ William H. Gallagher
           ------------------------------              -------------------------

                                   EXHIBIT CS

                            (CLEANING SPECIFICATIONS)


A.       PREMISES

         Daily on Business Days:

         1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

         2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

         3.   Spot vacuum all rugs and carpeted areas.

         4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

         5.   Wash clean all water fountains.

         6.   Clean glass on building floor directories.

         7. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.


         Weekly:  Vacuum all rugs and carpeted areas.

         Quarterly:

                Render high dusting not reached in daily cleaning to include:


                1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

                2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

                3.    Dusting all pipes and high moldings.

B.       LAVATORIES

         Daily on Business Days:

         1.   Sweep and damp mop floors.

         2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.

         3.   Wash both sides of all toilet seats.

         4.   Wash all basins, bowls and urinals.

         5.   Dust and clean all powder room fixtures.

         6.   Empty and clean paper towel and sanitary disposal receptacles.

         7.   Remove waste paper and refuse.

         8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

         9.   A sanitizing solution will be used in all lavatory cleaning.

         Monthly:

         1.   Machine scrub lavatory floors.

         2.   Wash all partitions and tile walls in lavatories.

         3.   Clean air return grills.

                                   EXHIBIT FP

                                      [Map]

                            FIRST AMENDMENT OF LEASE



         AMENDMENT OF LEASE, dated as of July 31, 1995, by and between the NATIONAL FIRE PROTECTION ASSOCIATION (hereinafter, "Landlord"), a Massachusetts not-for-profit corporation, and ATLANTIC DATA SERVICES, a Massachusetts corporation (hereinafter, "Tenant").

A. Landlord and Tenant are parties to a Lease dated as of April 1, 1995 (hereinafter, the "Lease"), covering certain premises located on the third floor of the National Fire Protection Headquarters Building (hereinafter, the "Building") located at Batterymarch Park, Quincy, MA.

B. Landlord and Tenant desire to further amend the Lease to provide for the addition to the premises demised thereunder of 1,337 rentable square feet located on the third floor of the Building (hereinafter called the Additional Space).

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree as follows:

         1. The following definitions contained in Section 1.2 of the Lease are hereby amended as follows:

                  a.       BASIC RENT: no changes

                  b. PREMISES RENTABLE AREA: Delete from the definition of Premises Rentable Area the number 21,192 and insert in lieu thereof the number 22,529.

                  c. ESCALATION FACTOR: Delete from the definition of Escalation Factor the percentage 14.98 and insert in lieu thereof the percentage 15.93.

         2. Exhibit FP to the Lease is hereby amended by the addition to the space therein described of the space shown as "Howes Space" on AMENDMENT EXHIBIT 1, attached hereto.

         3. The tenant shall be responsible for all improvements to the space including obtaining all permits. Such improvements shall be in accordance with the plan attached hereto as AMENDMENT
                  EXHIBIT 2. Tenant shall indemnify and hold harmless the landlord from any loss, cost, injury or damage as a result of the improvements to the premises. In all additional ways, the improvements shall comply with the provisions of Section 5.2 of the Lease.

         4. The provisions of this First Amendment to Lease unless otherwise stated shall be effective as of September 15, 1995, or sooner upon substantial completion of the build-out of the premises.

         5. The Lease, as hereby modified, shall continue in full force and effect and is hereby confirmed, approved and ratified.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Lease to be executed as a sealed instrument as of the date first written above.



LANDLORD                                      TENANT


NATIONAL FIRE PROTECTION ASSOCIATION

By: /s/ James M. Shannon                      By:    /s/ William H. Gallagher
    ----------------------------------            -----------------------------
      Vice President, General Counsel                  President

                               AMENDMENT EXHIBIT 1


                                      [Map]

                            SECOND AMENDMENT OF LEASE


         AMENDMENT OF LEASE, dated as of January 15, 1997, by and between the NATIONAL FIRE PROTECTION ASSOCIATION (hereinafter, "Landlord"), a Massachusetts not-for-profit corporation, and ATLANTIC DATA SERVICES, a Massachusetts corporation (hereinafter, "Tenant").

A. Landlord and Tenant are parties to a Lease dated as of April 1, 1995 (hereinafter, the "Lease"), and a First Amendment of Lease dated July 31, 1995 covering certain premises located on the third floor of the National Fire Protection Headquarters Building (hereinafter, the "Building") located at Batterymarch Park, Quincy, MA.

B. Landlord and Tenant desire to further amend the Lease to provide for the addition to the premises demised thereunder of one thousand two hundred thirteen (1,213) rentable square feet located on the third floor of the Building (hereinafter called the Additional Space).

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree as follows:

         1. The following definitions contained in Section 1.2 of the Lease as Amended by the First Amendments, are hereby amended as follows:

                  a.       BASIC RENT: no changes

                  b. PREMISES RENTABLE AREA: Delete from the definition of Premises Rentable Area the number 22,529 and insert in lieu thereof the number 23,742.

                  c. ESCALATION FACTOR: Delete from the definition of Escalation Factor the percentage 15.93 and insert in lieu thereof the percentage 16.78.

         2. Exhibit FP to the Lease is hereby amended by the addition to the space therein described of the space shown as ADS SECOND AMENDMENT EXPANSION SPACE, on AMENDMENT EXHIBIT 1, attached hereto.

         3. The tenant shall be responsible for all improvements to the space including obtaining all permits. Tenant shall indemnify and hold harmless the landlord from any loss, cost, injury or damage as a result of the improvements to the premises. In all additional ways, the improvements shall comply with the provisions of Section 5.2 of the Lease. Tenant shall, as part of the approval required under said Section 5.2, submit plans for all improvements to be undertaken.

         4. The provisions of this Second Amendment to Lease unless otherwise stated shall be effective as of substantial completion of the improvements referenced above, but under no circumstances later than March 1, 1997.

         5. Landlord shall provide to the Tenant an allowance of $3.00 per rentable square foot of space for such improvements.

         6. The Lease, as hereby modified, shall continue in full force and effect and is hereby confirmed, approved and ratified.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment of Lease to be executed as a sealed instrument as of the date first written above.


LANDLORD                                     TENANT

NATIONAL FIRE PROTECTION ASSOCIATION


By: /s/ James M. Shannon                     By:    /s/ William H. Gallagher
    ---------------------------------             -----------------------------
      Vice President, General Counsel                 President


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

                              AMENDMENT EXHIBIT 1


                                     [Map]




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